UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to § 240.14a-12

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

        [   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Filed by John Hancock Financial Services, Inc.
Pursuant to Rule 14a-6
under the Securities Exchange Act of 1934
Subject Company: John Hancock Financial
Services, Inc. Commission File No.: 1-15607

Important Legal Information
This communication is being made in respect of the proposed merger involving John Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife has filed an amended registration statement on Form F-4 on January 5, 2004 containing a definitive proxy statement/prospectus for the stockholders of John Hancock. Before making any voting or investment decision, John Hancock Financial Services, Inc.’s stockholders and investors are urged to read the definitive proxy statement/prospectus regarding the merger, as well as any other relevant documents carefully in their entirety because they will contain important information about the proposed transaction. The definitive proxy statement/prospectus on file with the SEC and other relevant materials are available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in John Hancock Financial Services, Inc. or Manulife Financial Corporation will also be able to obtain the definitive proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, c/o EquiServe, L.P., P.O. Box 43015, Providence, RI 02940-3015, (800-333-9231) or to Manulife Financial Corporation Investor Relations, 200 Bloor Street East, NT-7, Toronto, Ontario, M4W 1E5, Canada, (800-795-9767).

On January 5, 2004, John Hancock Financial Services, Inc. disseminated the following press release:

3

News

FOR IMMEDIATE RELEASE	Contact:	For Media:
Roy Anderson
617) 572-6385

For Investors:
Jean Peters
(617) 572-9282

John Hancock Financial Services, Inc.
Sets Date for Special Meeting of Stockholders
to Vote on Merger Proposal with Manulife Financial Corporation

BOSTON, January 5, 2004 — John Hancock Financial Services, Inc. (NYSE:JHF) today announced that a special meeting of its stockholders will be held on February 24, 2004 at 9 a.m. to vote on a proposal concerning the previously announced merger with Manulife Financial Corporation (TSX, NYSE: MFC).

Stockholders will be asked to adopt the Agreement and Plan of Merger, as amended, among Manulife Financial Corporation, John Hancock Financial Services, Inc. and a new Manulife subsidiary established for purposes of the transaction.

The record date for determining stockholders eligible to vote at the meeting was January 2, 2004. The meeting will be held in Washington, D.C. in order to make it convenient and accessible to the maximum number of shareholders. Based on an analysis of the company’s shareholders, it was determined that Washington, D.C. is a central location for the greatest number of shareholders, and as a result, the meeting will be convened at the Grand Hyatt Washington, located at 1000 H. Street, N.W., Washington, D.C. 20001.

A Proxy Statement/Prospectus related to the transaction will be mailed to John Hancock stockholders in a few days and will be available on the company’s website: www.jhancock.com. The Proxy Statement/Prospectus contains important information about the terms of the merger and stockholders are urged to read it carefully.

About Manulife Financial
Manulife Financial is a leading Canadian-based financial services group operating in 15 countries and territories worldwide. Through its extensive network of employees, agents and distribution partners, Manulife Financial offers clients a diverse range of financial protection products and wealth management services. Funds under management by Manulife Financial were Cdn$150.8 billion as at September 30, 2003. Manulife Financial Corporation trades as ‘MFC’ on the TSX, NYSE and PSE, and under ‘0945’ on the SEHK. Manulife Financial can be found on the Internet at www.manulife.com.

About John Hancock
John Hancock Financial Services, Inc. (NYSE: JHF) and its affiliated companies provide a broad array of insurance and investment products and services to retail and institutional customers. As of September 30, 2003, John Hancock and its subsidiaries had total assets under management of US$139.8 billion. John Hancock can be found on the Internet at www.jhancock.com.

John Hancock Life Insurance Company, Boston, MA 02117
John Hancock Variable Life Insurance Company (*not licensed in New York )
Signator Investors, Inc., Member NASD, SIPC, Boston, MA 02117
John Hancock Funds, Inc., Member NASD